Exhibit 99.1

API Technologies Reports Results for the Fiscal Third Quarter Ended August 31, 2014

Revenue of $56.9 million, Bookings of $59.7 million, Book-to-Bill of 1.1

ORLANDO, Fla.– (PR Newswire) – September 25, 2014 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF/microwave, power, and security solutions for high-reliability applications, today announced results for the fiscal third quarter ended August 31, 2014.

“I am pleased with our third quarter performance, highlighted by 7 percent quarter-over-quarter revenue growth and our highest Adjusted EBITDA percentage in 8 quarters,” said Bel Lazar, President and Chief Executive Officer of API Technologies, “Our commitment to innovation and product execution has resulted in one of the industry’s leading portfolios of RF/microwave and advanced technology products, which customers continue to embrace.”

Results for the Quarter Ended August 31, 2014

API Technologies reported fiscal third quarter revenue of $56.9 million.

For the fiscal third quarter of 2014, GAAP gross margin as a percentage of sales was 26.0%; non-GAAP gross margin was 27.4%.

The Company posted a net loss of $0.6 million for the fiscal third quarter. Adjusted EBITDA for the fiscal third quarter was $7.8 million or 13.6% of revenue.

Results for the Nine Months Ended August 31, 2014

API Technologies reported revenue of $169.0 million for the nine months ended August 31, 2014. GAAP gross margin was 22.8% for the nine-month period ended August 31, 2014. Non-GAAP gross margin was 24.5% for the same period.

The Company posted a net loss of $17.7 million for the nine months ended August 31, 2014, primarily due to the amortization of note discounts and deferred financing charges, incurred in the fiscal 2014 second quarter, which were $10.9 million. Adjusted EBITDA for the nine months ended August 31, 2014 was $18.5 million or 11.0% of revenue.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal third quarter results today, September 25, at 4:45 p.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Claudio Mannarino, Senior Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, for 30 days on the Company’s website, and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10052160, beginning 6 p.m. Eastern Time on September 25, 2014.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeter wave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measures for Adjusted EBITDA from continuing operations at the Company level and segment level and non-GAAP gross margin. Non-GAAP gross margin excludes restructuring charges and certain other adjustments described in the reconciliation table and non-GAAP Adjusted EBITDA from continuing operations (earnings from continuing operations before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, inventory provisions, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. API has also provided the non-GAAP financial measure for Adjusted EBITDA less corporate overhead, which is the Adjusted EBITDA number less general corporate overhead. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Claudio Mannarino

Senior Vice President and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

For the Three and Nine Months Ended August 31, 2014 and 2013

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three Months Ended August 31, 2014	For the Three Months Ended August 31, 2013	For the Nine Months Ended August 31, 2014	For the Nine Months Ended August 31, 2013
Revenue, net	$56,924	$62,630	$169,011	$185,163
Cost of revenues
Cost of revenues	41,751	47,641	129,502	143,338
Restructuring charges	364	16	945	182

Total cost of revenues	42,115	47,657	130,447	143,520

Gross profit	14,809	14,973	38,564	41,643

Operating expenses
General and administrative	6,030	6,901	17,568	19,704
Selling expenses	3,743	3,505	11,037	11,263
Research and development	1,980	2,244	6,214	6,885
Business acquisition and related charges	190	(111)	375	977
Restructuring charges	133	120	1,000	684

	12,076	12,659	36,194	39,513

Operating income	2,733	2,314	2,370	2,130
Other expenses, net
Interest expense, net	3,289	3,086	8,586	11,907
Amortization of note discounts and deferred financing costs	24	521	10,916	11,795
Other expenses (income), net	24	189	(88)	(186)

	3,337	3,796	19,414	23,516

Loss from continuing operations before income taxes	(604)	(1,482)	(17,044)	(21,386)
Expense (benefit) for income taxes	30	(3,144)	698	(3,316)

Income (loss) from continuing operations, net of income taxes	(634)	1,662	(17,742)	(18,070)
Income from discontinued operations, net of income taxes	—	5,305	—	18,085

Net income (loss)	$(634)	$6,967	$(17,742)	$15
Accretion on preferred stock	—	(381)	(393)	(671)

Net income (loss) attributable to common shareholders	$(634)	$6,586	$(18,135)	$(656)

Loss per share from continuing operations—Basic and diluted	$(0.01)	$0.02	$(0.33)	$(0.34)
Income per share from discontinued operations—Basic and diluted	$0.00	$0.10	$0.00	$0.33

Net income (loss) per share—Basic and diluted	$(0.01)	$0.12	$(0.33)	$(0.01)

Weighted average shares outstanding
Basic	55,461,217	55,424,157	55,444,759	55,398,833
Diluted	55,461,217	55,424,157	55,444,759	55,398,833

Consolidated Balance Sheets (unaudited)

in thousands USD

	August 31, 2014	November 30, 2013
Assets
Current
Cash and cash equivalents	$7,721	$6,351
Restricted cash	—	1,500
Accounts receivable, net	41,422	39,751
Inventories, net	54,609	58,218
Deferred income taxes	2,302	2,426
Prepaid expenses and other current assets	1,226	2,445

	107,280	110,691
Fixed assets, net	30,787	35,231
Fixed assets held for sale	150	150
Goodwill	116,770	116,770
Intangible assets, net	32,002	38,780
Other non-current assets	1,665	2,956

Total assets	$288,654	$304,578

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$27,539	$32,217
Deferred revenue	3,340	3,519
Current portion of long-term debt	9,286	8,155

	40,165	43,891
Deferred income taxes	5,544	5,517
Other long-term liabilities	1,106	1,135
Long-term debt, net of current portion and discount	120,778	96,606
Deferred gain	7,937	—

	175,530	147,149

Commitments and contingencies
Redeemable Preferred Stock	—	26,326

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,763	327,901
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(218,933)	(200,798)
Accumulated other comprehensive income	1,866	1,572

	113,124	131,103

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$288,654	$304,578

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and nine months GAAP income (loss) from continuing operations to non-GAAP Adjusted EBITDA and Adjusted EBITDA less corporate overhead.

	Three months ended August 31, 2014	Nine Months ended August 31, 2014
Loss from continuing operations	$(634)	$(17,742)
Adjustments
Interest expense, net	3,289	8,586
Amortization of note discounts and deferred financing	24	10,916
Depreciation and amortization	4,029	12,269
Income taxes	30	698
Restructuring charges	497	1,945
Acquisition related charges	190	375
Other adjustments (A)	334	1,488

Total Adjusted EBITDA	$7,759	$18,535

Total Adjusted EBITDA percentage	13.6%	11.0%

Corporate overhead	$1,774	$4,876

Adjusted EBITDA less corporate overhead	$9,533	$23,411

Adjusted EBITDA less corporate overhead percentage	16.7%	13.9%

(A)	Other adjustments primarily include inventory provisions ($425 – 3 months; $1,593 – 9 months), stock based compensation ($(31) – 3 months; $(99) – 9 months), franchise taxes ($36 – 3 months; $122 – 9 months), financing & other adjustments ($212 – 3 months; $312 – 9 months), lease payments for the State College, Pennsylvania facility ($(322) – 3 months; $(862) – 9 months) and foreign exchange loss ($14 – 3 months; $240 – 9 months) and change in employee vacation policy ($0 – 3 months; $182 – 9 months).

Additional Adjusted EBITDA Reconciliations by Segment from Continuing Operations

in thousands USD

Three Months Ending August 31, 2014	SSC	SSIA	EMS		Corporate	Total
	Q3	Q3	Q3		Q3	Q3
Revenue	$41,877	$6,230	$8,817		$—	$56,924
Income (loss) from continuing operations						(634)

Adjustments
Interest expense, Net						3,289
Amortization of note discounts and deferred financing costs						24
Depreciation and amortization						4,029
Income taxes						30
Restructuring charges						497
Acquisition related charges						190
Other adjustments (A)						334
Net corporate costs (B)						—
Add-Back Total						8,393
Adjusted EBITDA from continuing operations	$7,133	$1,014	$(388)		$—	$7,759
Adjusted EBITDA Margin from continuing operations	17.0%	16.3%	(4.4%	)	0.0%	13.6%

(A)	Charges primarily relate to inventory provisions, stock based compensation, franchise taxes, financing & other adjustments, lease payments for the State College, Pennsylvania facility and foreign exchange losses.

(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

$ amounts in thousands USD

	Three Months Ended August 31, 2014	Nine Months Ended August 31, 2014
Revenue	$56,924	$169,011
Gross Profit	14,809	38,564
GAAP Gross Margin %	26.0%	22.8%
Restructuring and other adjustments (A)	764	2,808
Adjusted Gross profit	15,573	41,372
Adjusted Gross margin %	27.4%	24.5%

(A)	Other adjustments primarily include inventory provisions.